Exhibit 10.5

FIRST AMENDMENT
TO THE
FEDERAL HOME LOAN MORTGAGE CORPORATION
MANDATORY EXECUTIVE DEFERRED BASE SALARY PLAN
(As Effective January 1, 2009)

FIRST AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION MANDATORY EXECUTIVE DEFERRED BASE SALARY PLAN (the “Plan”) by the FEDERAL HOME LOAN MORTGAGE CORPORATION (the “Corporation”), a corporation organized and existing under the laws of the United States of America.

W I T N E S S E T H:

WHEREAS, the Plan was adopted effective January 1, 2009;

WHEREAS, on June 2, 2011 the Compensation Committee of the Board of Directors of the Corporation (the “Committee”), is expected to approve an amendment to the Executive Management Compensation Program delegating to certain members of senior management (the “Authorized Officers”) the authority to approve termination benefits under that program for officers at the level of Senior Vice President or above who are not Executive Officers under the Committee charter (as approved in Resolution FHLMC 2011-06, or successor thereto);

WHEREAS, provided that the Committee adopts the amendment to the Executive Management Compensation Program, and the Federal Housing Finance Agency (“FHFA”) approves that amendment, a corresponding conforming amendment to the Plan is appropriate;

WHEREAS, FHFA has indicated that its approval of the above-referenced amendment to the Executive Management Compensation Program is subject to guidance or interpretations issued by FHFA pursuant to 12 C.F.R. § 1770.3(g)(1) relating to the definition of Executive Officer.

WHEREAS, pursuant to the authority granted to the Committee to amend the Plan under section 8.1 thereof, the Committee has determined that, in light of the expected amendment to the Executive Management Compensation Program, and contingent upon the finalization of that amendment (including FHFA approval thereof) it would be appropriate to similarly amend the Plan to reflect the delegation to Authorized Officers of the authority to determine whether to pay certain amounts under the Plan in the case of Involuntary Termination (as defined in the Plan); and

WHEREAS, the appropriate officer of the Corporation has been duly authorized to execute this amendment.

NOW, THEREFORE, the Plan is amended, as follows, effective June 2, 2011:

1.	Section 5.3(b) is amended in full to read as follows:

“(b) All Other Plan Years. If a Participant experiences a Termination of Employment other than for death, Disability or Retirement, any earned but unpaid portion of the Participant’s Account shall be forfeited to the Corporation as of the Participant’s termination date; provided, however, that pursuant to Section 5.2(b)(3) in the event of an Involuntary Termination the Administrator (or its delegate) may provide that all or a part of the earned but unpaid portion of the Participant’s Account shall not be forfeited, subject to FHFA approval for any Participant who is an Executive Officer (as defined in the charter of the Compensation Committee, as may be revised from time to time (the “Committee Charter”) and consistent with FHFA guidance or interpretations issued pursuant to 12 C.F.R. § 1770.3(g)(1)).”

2.	Section 7.1(b) and the text thereafter in Section 7.1 is amended to read as follows:

“(b) Delegate to designated employees or departments of the Corporation the authority to perform such of the Administrator’s duties hereunder as may be delegated to such employees or departments.

Pursuant to this authority and subject, in each case, to the right of the Administrator to revoke such delegations in writing at any time, the recordkeeping and bookkeeping responsibilities under this Plan are hereby delegated to the Executive heading the Human Resources Division of the Corporation and/or such employees of that division as such Executive shall designate.

Further pursuant to this authority and subject to the right of the Administrator to revoke such delegation in writing at any time, the authority described in Section 5.2(b)(3) is hereby delegated to the Authorized Officers (as defined in the Executive Management Compensation Program, as amended from time to time) with respect to Participants who are not Executive Officers (as defined in the Committee Charter).”

IN WITNESS WHEREOF, the Corporation has caused this FIRST AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION MANDATORY EXECUTIVE DEFERRED BASE SALARY PLAN to be executed by its duly authorized representative this 29 day of July, 2011.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Scott Coolidge

Scott Coolidge
Vice President — Compensation & Benefits

ATTEST:

/s/ Alicia S. Myara

Alicia S. Myara
Assistant Secretary

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